UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 28, 2017 (August 24, 2017)

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 24, 2017, Gladstone Investment Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting, in person or by proxy, stockholders holding an aggregate of 16,605,659 shares of the Company’s common stock and 2,867,762 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect two directors as outlined below.

a)	Anthony W. Parker, to be elected by holders of common stock and preferred stock, voting together as a single class, to serve until the 2020 Annual Meeting of Stockholders and until his successor is elected and qualified; and

b)	Michela A. English, to be elected solely by the holders of preferred stock, voting as a single class, to serve until the 2020 Annual Meeting of Stockholders and until her successor is elected and qualified.

2.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of common stock (during the 12 months following such stockholder approval) at a price below its then current net asset value per share, subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares issued and sold pursuant to such stockholder approval does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

The voting results, as tabulated by and received from the inspectors of election for the Annual Meeting, relating to the matters voted on at the Annual Meeting indicate that: Anthony W. Parker and Michela A. English were elected to serve as directors until the 2020 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposal two was also approved by the Company’s stockholders. The full voting results are as follows:

1(a).	Election of director to hold office until the 2020 Annual Meeting:

Such matter was voted upon by the stockholders holding common stock and preferred stock, voting together as a single class.

	For	Withheld	Broker Non-Votes
Anthony W. Parker	17,613,602	1,859,819	0

1(b).	Election of director to hold office until the 2020 Annual Meeting:

Such matter was voted upon by the stockholders holding preferred stock, voting as a single class.

	For	Withheld	Broker Non-Votes
Michela A. English	1,870,228	997,534	0

Continuing directors whose terms did not expire at the Annual Meeting were as follows:

Terry Brubaker, Caren D. Merrick and Walter H. Wilkinson, Jr. (each serving until the 2018 Annual Meeting of Stockholders); and

Paul W. Adelgren, David Gladstone, and John H. Outland (each serving until the 2019 Annual Meeting of Stockholders).

2.	Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following such stockholder approval) at a price below its then current net asset value per share, subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares issued and sold pursuant to such stockholder approval does not exceed 25% of its then outstanding common stock immediately prior to each such sale):

For	Against	Abstain	Broker Non-Votes
14,850,807	3,869,574	753,040	0

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was approved by more than 67% of all voting securities of the Company present at the Annual Meeting and more than 67% of the unaffiliated voting securities of the Company present at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

	By:	/s/ Julia Ryan
August 28, 2017		(Julia Ryan, Chief Financial Officer and Treasurer)